CONSULTING CONTRACT

         THIS CONTRACT made as of the 7th day of March 2000 by and between Regenesis Holdings, Inc. ("Regenesis"), a Florida Corporation, having offices at 666 5th Avenue, New York, New York and The Equity Group Inc. ("Equity") a New York Corporation, having offices at 800 Third Avenue, New York, New York.

         WHEREAS, Regenesis desires to secure the services of Equity as a consultant and Equity desires to provide such services to Regenesis;

         NOW, THEREFORE, in consideration of mutual promises contained herein; the parties hereto agree as follows:

         1. Equity hereby agrees that it will render financial public relations/investor relations services to Regenesis. The purpose of these services, is to help Regenesis better communicate with the financial community the media and with shareholders. The services shall include the introduction of Regenesis to the financial community and to the business and financial media as well as acting as the liaison between Regenesis and these audiences (Financial Community and Media Relations); assisting in building corporate recognition in the online investment community (Interactive Services); advising and assisting in the planning and preparation of interim reports to shareholders; the preparation and dissemination of press releases relating to important business developments and the Road Show presentation, among others, as well as acting in an advisory capacity with regard to Annual Reports (Editorial Services). Equity will also provide the necessary administrative services to support this program (Administrative Services) and the relevant market intelligence to stay fully informed of Regenesis' position in the public marketplace (Market Intelligence), and will advise Regenesis in all other areas relating to its posture as a public company (Advisory Services).

         2. The Term of this Contract shall commence on March 9, 2000 and shall continue until March 8, 2003 unless terminated by Regenesis or Equity in accordance with Paragraph 9 hereof.

         3. (a) In consideration of the services to be rendered and performed by Equity during the term of this Contract, Regenesis will pay Equity three thousand dollars ($3,000) upon the signing of the Contract for the first month of services and three thousand dollars ($3,000) per month at the beginning of each subsequent month of the first year of the Contract, five thousand dollars ($5,000) per month at the beginning of each month of the second year of the Contract, and seven thousand dollars ($7,000) per month at the beginning of each month of the third year of the Contract.

         (b) In addition, as an inducement for Equity entering into this Contract, Regenesis will issue to Equity three Common Stock Purchase Warrants to purchase a total of two hundred and sixteen thousand (216,000) shares of common stock. Each Warrant will be exercisable for a five-year period. Warrant #1, covering seventy two thousand (72,000) shares, and exercisable at two dollars and fifty cents ($2.50) per share, will be fully vested and non forfeitable upon the signing of the Contract Warrant #2, also covering seventy two thousand (72,000) shares, will be exercisable at five dollars ($5.00) per share commencing on the first year anniversary date of this Contract, unless Regenesis or Equity terminates this Contract in accordance with Paragraph 9 hereof. Warrant #3, also covering seventy two thousand (72,000) shares, will be exercisable at seven dollars and fifty cents ($7.50) per share commencing on the second year anniversary date of this Contract, unless Regenesis or Equity terminates this Contract in accordance with Paragraph 9 hereof. These Warrants have piggy-back registration rights as stated therein. (See attached Warranty Agreements).


         (c) Equity shall also be reimbursed for all reasonable and necessary out-of-pocket expenses incurred in the performance of its duties, upon presentation of monthly statements.

Regenesis Holdings, Inc.
Consulting Contract

         (d) In the event Equity arranges for a financing, acquisition, merger, corporate, sale, business combination or similar such transaction for Regenesis or in the event Equity introduces Regenesis to any of the above transactions through an intermediary, including but not limited to investment banking firms, brokers, etc. (with such arrangements and introductions possibly occurring in the course of Equity's financial public relations activities), Regenesis shall pay a separate and additional fee to Equity at the time of closing of such transaction(s), in accordance with applicable industry standards and mutually agreed upon by Equity and Regenesis prior to such closing(s).

         4. Equity will use its best efforts to perform these services for Regenesis consistent with and specifically recognizing Equity's commitments and obligations to other businesses for which it performs services.

         5. Equity agrees that neither it nor its employees or agents will during the term of this Contract, or at any time thereafter, disclose or divulge or use, directly or indirectly, for its own benefit, any confidential information, data, trade secrets, etc., relating to the business of Regenesis learned in connection with its work for Regenesis. The provisions of this paragraph shall survive the termination of this Contract, and shall continue until such information, data, trade secrets, etc., becomes public knowledge through no fault of Equity or any of its employees or agents.

         6. As a consultant for regenesis, Equity must at all times rely upon the accuracy and completeness of the information supplied to Equity by officers, directors, agents and employees of Regenesis. Regenesis hereby agrees that in the event that Equity or any of its officers, directors, agents or employees is a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), or to the extent that Equity or any such indemnified person is a witness in any proceeding, by reason of the fact that Equity is or was serving as a consultant to Regenesis, whether the basis of such proceeding is alleged action or inaction in such capacity as a consultant or in any other capacity while serving as a consultant. Equity or any such person shall be indemnified and held harmless by Regenesis, to the fullest extent permitted by applicable law, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgements, fines, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Equity or any such person in connection therewith, and such indemnification shall continue as to Equity or any such person after Equity has ceased to be a consultant to Renegesis and shall inure to benefit of the successors, heirs, executors and administrators or such persons; provided, however, that Regenesis shall not be required to indemnify Equity or any such person if Equity or any such person, as the case may be, was guilty of negligence or misconduct. Equity or any such proceeding in advance of its final disposition. This right to indemnification and the right to payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any right which Equity may have.

         7. Equity agrees to indemnify, hold harmless and defend Regenesis, its directors, officers, employees and agents from and against any and all claims, actions, proceedings, losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by any of them in connection with or as the result of any negligence or misconduct by Equity or any of its directors, officers, employees or agents, in connection with the performance of Equity's services pursuant to this Contract.

Regenesis Holdings, Inc.
Consulting Contract


         8. In the event an action or proceeding is commenced with respect to this Contract, the prevailing party shall be entitled to receive payment from the other party of its legal fees and expenses.

         9. This Contract may be terminated by Regenesis or Equity on either the first or second year anniversary date of the commencement of services, upon 30 days prior written notice to such effect. In the event Regenesis or Equity elects to so terminate this Contract(s) Regenesis shall be obligated to pay to Equity fees and expense reimbursements with respect to the period through the date of such termination; (b) Equity shall forfeit Warrants #2 and #3 if terminated on the first year anniversary date, or Warrant #3 only if terminated on the second year anniversary date; and (c) the provisions of Paragraph 5, 6 7 and 8 and shall survive such termination and continue in full force and effect.

         10. This Contract will not be assigned (including by operation of law) by either party hereto and shall be interpreted under the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have executed this Contract on the date above written.

THE EQUITY GROUP, INC.                        REGENESIS HOLDINGS, CORP.
By: /s/ eligible                              By: /s/ eligible

              WARRANTS FOR THE PURCHASE OF SHARES FOR COMMON STOCK



216,000 Shares                                                        No. _____



         FOR VALUE RECEIVED, Regenesis Holdings, Inc. (the "Company"), a Florida corporation, hereby certifies that The Equity Group Inc. is entitled to purchase from the Company, at any time or from time to time prior to 5:00 P.M., New York City time then current, on March 7, 2005, 216,000 fully paid and non-assessable shares of common stock, $0.01 par value, of the Company at the aggregate purchase price of $1,080,000.00 (computed on the basis of: year (1) 72,000 @ $2.50 per share; year (2) 72,000 @ $5.00 per share; year (3) 72,000 @ $7.50).
The aforementioned shares are subject to cancellation under the terms and conditions of the Consulting Contract and are not exercisable until fully vested therein. (Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefore, is referred to as "Common Stock," (ii) the shares of the Common Stock purchasable hereunder are referred to as the "Warrant Shares,"
(iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price," and (iv) this warrant and all warrants hereafter issued in exchanged or substitution for this warrant are referred to as "Warrants") The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted such that it equals a number determined by dividing the Aggregate Warrant Price by Per Share Warrant Price in effect immediately after such adjustment.

1.       Exercise of Warrant:

(a) This Warrant may be exercised, in whole at any time or in part from time prior to 5:00 P.M., New York City time then current, on March 7, 2005 (the "Expiration Date"), by the holder of this Warrant (the "Holder") by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 10(a) hereof, together with proper payment if the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for the Warrant Shares shall be made by check, payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number if whole shares of the Common Stock, and the Holder is enticed to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportioned part of the Aggregate Warrant applicable to such Warrant Shares. Upon such exercise and surrender if this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercise in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay cash equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and
(ii) deliver the order securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

2.       Reservation of Warrant Shares.

The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, such number of shares of the Common Stock and such amount of other securities and properties as from time to time shall be deliverable to holder upon the exercise if this Warrant, free and clear of all restrictions on sale or transfer (except such as may b imposed under applicable federal and state securities laws) and free and clear of all preemptive rights and all other rights to purchase securities of the Company.

3.       Protection Against Dilution.

(a) If, at any time or from time to time after the date of this Warrant, the Company shall distribute to the holders of its outstanding Common Stock, (i) securities, other than shares of Common Stock, or (ii) property, other than cash not out of earned surplus, without payment therefore, then and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to received the securities and property which the Holder would hold on the date of such exercise if, on the date of this Warrant the Holder had been the holder of record of the number of shares of the Common Stock subscribed for upon such exercised and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares and the securities and properties receivable by the Holder during such period. Notice of each such distribution shall be forthwith mailed to the Holder.

(b) If, at any time or from time to time after the date of this Warrant, the Company shall (i) pay dividend or make a distribution of its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Price Warrant Price and Warrant Shares in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned or been entitled to received at Aggregate Warrant Price he would have paid or have been entitled to pay immediately following the happening of any of the events described above had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this (b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this (b), the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital Stock of the Company, Board of Directors (whose reasonable determination shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determined the allocation of the adjusted Per Share Warrant Price between or among shares of such classes or capital stock or shares of Common Stock and other capital stock.

(c) Except as provided in 3(e), in case the company shall hereafter issue or sell any shares of Common Stock for a consideration Per Share Warrant Price in effect immediately prior to such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date such issuance or sale so that the same shall equal the price determined by dividing (i) the sum of (A) the number shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Per Share Warrant Price plus (B) the consideration received by the Company upon such issuance or sale by (ii) the total number of shares of Common Stock outstanding after issuance or sale.

(d) Except as provided in 3(e) in case the Company shall hereafter issue or sell any rights, option warrants or securities convertible into Common Stock entitling the holders thereof to purchase the Common Stock or to convert such securities into Common Stock at a price per share (determined by dividing (i) the total amount, if any received or receivable by the Company in consideration of the issuance or sale of such rights, options, warrants or convertible securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof (the "Total Consideration") by (ii) the number of additional shares of Common Stock issuable upon exercise or conversion of such securities) less than the then Per Share Warrant Price in effect on the date of such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by dividing (i) the sum of (A) the number shares of Common Stock outstanding on the of such issuance or sale multiplied by Per Share Price plus (B) the total Consideration by (ii) the number of shares of Common Stock outstanding on the date such issuance or sale plus maximum number of additional shares of Common Stock issuable upon exercise or conversion of such securities.

(e) No adjustment in the Per Share Warrant Price shall be required in the case of (i) the issuance of Common Stock upon the exercise of options which may be granted in the ordinary course of business under the Company's official employee stock option plan as in effect on the date hereof or (ii) the issuance of shares pursuant to the exercise of this Warrant.

(f) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company's is the continuing corporation, or in case of any sale or conveyance to another entity of the assets or other property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another entity (including any exchange effected in connection with a merger of any other corporation with the Company), the Holder of this Warrant shall have the right thereafter convert such Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to received immediately after such consolidation, merger, statutory, exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustments shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that provisions set forth in Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this 3(f) shall similarly apply to successive consolidations, mergers statutory exchanges, sales or conveyances. Notice of any such consolidation, merger, statutory exchange, sale or conveyance, and of said provisions so propose to be made, shall be mailed to the Holder not less than twenty (20) days prior to such event. A sale of all pr substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation merger for the foregoing purposes.

(g) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of the Holder of this Warrant in accordance with this Section 3, Company shall, at its own expense, within ten
(10) days of such adjustment or modification, deliver to the holder of this Warrant a certificate of the principal financial officer of the Company setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same. In addition, within thirty (30) days of the end of the Company's fiscal year next following any such adjustment or modification, the Company shall, at its own expense, deliver to the Holder of this Warrant a certificate of a firm of independent public accountants of recognized standing reasonably selected by the Board of Directors (which may be the regular auditors of the Company) setting forth the same information as required by such principal financial officer certificate.

(h) If the Board of Directors of the Company shall declare any dividend or other distribution in cash with respect to the Common Stock, other than out of earned surplus, the Company shall mail notice thereof to the Holder not less than twenty (20) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

4.       Fully Paid Stock: Taxes

         The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant in accordance with the terms hereof shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights or other contractual rights to purchase securities of the

Company, and the Company will take all such actions as may be necessary to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that if it will pay, when due and payable, any and all federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate.


5.       Registration Under Securities Act of 1933

The Company agrees that if, at any times and from time to time during the period ending on March 7, 2005 the Holder and/or the holders of any other Warrants and/or Warrant Shares who or which shall hold not less than 50% of the Warrants and/or Warrant Shares outstanding at such time not previously sold pursuant to this Section 5, request that the Company file a registration statement under the Securities Act of 1933 (the "Act") covering all or any of the Warrant Shares, the Company will (i) promptly notify the Holder and all other registered holders, if any, of other Warrants and/or Warrant Shares that such registration statement will be filed and that the Warrant Shares which are then held, and/or which may be acquired upon the exercise of Warrants, by the Holder and such holders will be included in such registration statement at the Holder's and such holder's request (ii) cause such registration statement to cover all Warrant Shares which it has been so requested to include, (iii) use its best efforts to cause such registration statement to become effective as soon as practicable and to remain effective and current and (iv) take all other action necessary under any federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such registration statement to be sold or otherwise disposed of and will maintain such compliance with each such federal and state law and regulation of any governmental authority for the period of necessary for the Holder and such holders to effect the proposed sale or other disposition.

(b) The Company agrees that if, at any time and from time to time Board of Directors of the Company shall authorize the filing of registration statement (any such registration statement being sometimes hereinafter called a " Subsequent Registration Statement ") under the Act (otherwise than pursuant to 5(a) hereof) in connection with the proposed offer to any of its securities by it or any of its shareholders, the Company will (i) promptly notify the Holder and all other registered holder, if any, of other Warrants and/or Warrant Shares that such Subsequent Registration Statement will be filed and the Warrant Shares which are then held, and/or which may be acquired upon the exercise of the Warrants, by the Holder and such Holders will be included in such Subsequent Registration Statement at the Holder's and such holder's request, (ii) cause such Subsequent Registration Statement to cover all Warrant Shares which it has been so requested to include, (iii) cause such Registration Statement to become effective as soon as practicable and to remain effective and current and (iv) take all other action necessary under any federal or state law regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such Subsequent Registration Statement to be sold or otherwise disposed of governmental authority for the period necessary for the Holder and such holders to effect the proposed sale or other disposition

(c) Whenever the Company is required pursuant to the provisions of this Section 5 to include Warrant Shares in a Subsequent Registration Statement or in a registration statement pursuant to 5(a) hereof, the Company shall (i) furnish each holder of any such Warrant Shares and each underwriter of such Warrant Shares with such copies of the prospectus, including the preliminary prospectus, conforming to the Act (and such other documents as each such holder or each such underwriter may reasonably request ) in order to facilitate the sale or distribution of the Warrant Shares, (ii) use its best efforts to register or qualify such Warrant Shares under the blue sky laws (to the extend applicable) of such jurisdiction or jurisdiction as the holders of any such Warrant Shares and each underwriter of Warrant Shares being sold by such holders shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable such holders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdiction in which such holders shall have reasonably requested that the Warrant Shares be Sold.

(d) The Company shall pay all expenses incurred in connection with any registration or other action pursuant to the provision of this Section 5, including the attorney's fees and expenses of the holders(s) of the Warrant Shares covered by such registration incurred in connection with such registration or other action other than underwriting discounts and applicable transfer taxes relating to the Warrants Shares.

(e) The " Market Price" of Common Stock shall mean the price of a share of Common Stock on the relevant date, determined on the basis of the last reported sale price of Common Stock as reported on the NASDAQ National Market System ("NASDAQ") or, if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations as so reported or, if the Common Stock is not listed on NASDAQ, the last reported sale price of the Common Stock on such other national securities exchange upon which the Common Stock is listed or, on any national securities exchange, on the basis of the basis of the closing bid and asked quotations on the day in question in the over-the-counter market as reported by National Association of Securities Dealers' Automated Quotations System or, if not so quoted, as reported by National Quotation Bureau, Incorporated or any similar organization or, if not so reported, by a qualified, independent third party appraiser jointly selected by the holders of the Warrants and the Company whose cost shall be borne by the Company.


6.       Indemnification

(a) The Company agrees to indemnify and hold harmless each selling holder of Warrant Shares and each person who controls any such selling holder within the meaning of Section 15 of the Act, and each and all of them, from and against any and all losses, claims, damage, liabilities or actions, joint or several, to which any selling holder of Warrant Shares or they or any of them may become subject under the Act or otherwise and to reimburse the persons indemnified as above for any legal or other expenses (including the cost of, and for the personnel time spent in connection with, any investigation, testimony and preparation) incurred by them in connection with any litigation or threatened litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages liabilities or actions arise out of, or are based upon,(i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which Warrant Shares were registered under the Act (hereinafter called "Registration Statement"), any preliminary prospectus, the final prospectus or any amendment or supplement thereto (or in any application or document filed in connection therewith) or document executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify the Warrant Shares under the securities laws thereof or the omission or alleged to state omission to state therein a material fact required to be stated or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) the employment by the Company of any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or courses of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the Company shall participate, in connection with the issuance and sale of any of the Warrant Shares; provided, however that (i) the indemnity agreement contained in this (a) shall not extend to any selling holder of Warrant Shares in respect of any such losses, claims , damages, liabilities or actions arising out of, arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was based upon and made in conformity with information furnished in writing to the Company by selling holder of Warrant Shares specifically for use in connection with the preparation of such Registration Statement, any final prospectus, any preliminary prospectus or any such amendment or supplement thereto. The Company agrees to pay any legal and other expenses for which it is liable under this (a) from time to time within thirty (30) days after its receipt of a bill therefore.

(b) Each selling holder of Warrant Shares, severally and not jointly, will indemnify and hold harmless the Company its directors, its officers who shall have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act to the same extend as the foregoing indemnity from the Company, but in each case to the extend, and only to extend, that any statement in or omission from or alleged omission from such Registration Statement, any final prospectus, any preliminary prospectus or any amendment or supplement thereto was made in reliance upon information furnished in writing to the Company by such selling holder specifically for use in connection any such amendment or supplement thereto; provided, however, that the total obligation of any holder of Warrant Shares to indemnify any and all such indemnified parties the provision of this (b) shall be limited to the product of the number of Warrant Shares being sold by the selling holder and the excess of the Market Price of the Common Stock on the date of the sale to the public of these Warrant Shares over the Per Share Warrant Price. Each selling holder of Warrant Shares to pay any legal and other expenses for which it is liable under
(b) from time to time thirty (30) days after receipt of a bill therefore.

(c) If any action is brought against a person entitled to indemnification pursuant to the foregoing 6 (a) or (b) (an "indemnified party") in respect of which indemnity may be sought against a person granting indemnification (an "indemnifying party") pursuant to such 6 (a) or (b), such indemnified party shall promptly notify such indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party of any such action shall not release the indemnifying party from any liability it may have to such indemnified party in accordance with (a) or (b) of this Section 6. In case any such action is brought against an indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party against which a claim is to be made will entitled to participate therein at its own expense and, to the extend that it may wish, to assume at its own expense the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that (i) if the defendants in any such action include both the indemnified party and the indemnifying party shall have reasonably concluded based upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties and (ii) in any event, the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not conduct, the defense at the expense of the indemnifying party. Upon receipt of notice from indemnified party to such indemnified party of its election to as assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with provisos (i) or (ii) to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or proceeding effected by an indemnified party without the indemnifying party's written consent, which consent shall not be unreasonably withheld.

  (d) In order to provide for an equitable contribution in circumstances in which the indemnity agreement provided for in (a) of this Section 6 is unavailable to a selling holder of Warrant Shares in accordance with its terms, the Company and the selling holder of Warrant Shares shall contribute to the aggregate losses, claims, damages and liabilities, of the nature contemplated by said indemnity agreement, incurred by the Company and the selling holder of Warrant Shares, in such proportions as is appropriate to reflect the relative benefits received by the Company and the selling holder of Warrant Shares from any offering of the Warrant Shares; provided, however, that if such allocation is not permitted by applicable law or if the indemnified party failed to give

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

the notice required under (c) of this Section 6, then the relative fault of the Company and the selling holder of Warrant Shares in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities and other relevant equitable considerations will be considered together with such relative benefits and provided, however, that the limitations in the proviso in (b) of this Section 6 shall apply in all cases.

(e) The respective indemnity and contribution agreements by the Company and the selling holder of Warrant Shares in (a), (b), (c) and (d) of this Section 6 shall remain operative and in full force and effect regardless of (i) any investigation made by any selling holder of Warrant Shares or by or on behalf of any person who controls such selling holder or by Company or any controlling person of the Company or any director or any officer of the Company, (ii) payment for any of the Warrant Shares or (iii) any termination of this Agreement, and shall survive the delivery of the Warrant Shares, and heir or successor of the Company, or of any selling holder of Warrant Shares, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by the Company and the selling holder of Warrant Shares contained in (a),(b),(c) and (d) of this Section 6 shall be in addition to any liability which the Company and the selling holder of Warrant Shares may otherwise have.

7.       Limited Transferability

(a) This Warrant is not transferable or assignable by the Holder except in whole or in part (i) to The Equity Group, Inc. or any successor firm or corporation of The Equity Group, Inc.; (ii) to any of the principals, shareholders, directors, officers or employees of The Equity Group, Inc. or any of such successor firm or
(iii) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution and is so transferable only upon the books of the Company which it shall cause to be maintained for the purpose. The Company may treat the registered holder of this Warrant as he/she or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any holder of a Warrant of his duty authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants will be dated the same date as this Warrant.

(b) By acceptance hereof, the Holder represents and warrants that this Warrant is being acquired, and all Warrant Shares to be purchased upon the exercise of this Warrant will be acquired, by Holder solely for the account of such Holder and not with a view to the fractionalization and distribution thereof and will not be sold or transferred except in accordance with the applicable provisions of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and the Holder agrees that neither this Warrant not any of the Warrant Shares may be sold or transferred except under cover of a Registration Statement under the Act which is effective and current with respect to such Warrant Shares or pursuant to an opinion, in form and substance reasonably acceptable to the Company's counsel, that registration under the Act is not required in connection with such sale or transfer. Any


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

Warrant Shares issued upon exercise of this Warrant shall bear the following legend:

         " The securities represented by this certificate have not been registered under the Securities Act of 1933 and are restricted securities within the meaning thereof. Such securities may not be sold or transferred except pursuant to a registration statement under such Act which is effective and current with respect to such securities or pursuant to an opinion of counsel reasonably satisfactory to the issuer of such securities that such sale or transfer is exempt firm the registration requirements of such Act"

8.       Loss, etc, of Warrant.

         Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

9.       Warrant Holder Not Shareholders.

Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

10.      Communication

         No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

(a) The Company at 930 Washington, 4th Floor Miami Beach, FL 33139, Attention:
Lawrence Gallo or such other address as the Company has designated in writing to the Holder; or

(b) The Holder at 800 Third Avenue, 36th Floor New York, NY 10022, Attention:
Robert D. Goldstein or such other address as the Holder has designated in writing to the Company.

11.      Headings

         The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

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

12.      Applicable Law

This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, Regenesis Holdings, Inc. has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary on this 7th day of March 2000.

ATTEST:

By:   /s/ Mitchell Sandler           By:  /s/ Lawrence Gallo
      --------------------                ------------------
       Secretary                                President


 [ Corporate Seal ]




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